Exhibit 21

AVAYA INC.
Subsidiaries of the Registrant

Company Name	Jurisdiction/State of incorporation/formation
Avaya Argentina S.R.L.	Argentina
Avaya Asia Pacific Inc.	Delaware
Avaya Australia Pty. Ltd.	Australia
Avaya Austria GmbH	Austria
Avaya Belgium SPRL	Belgium
Avaya Beteiligungs GmbH	Germany
Avaya Brasil Ltda.	Brazil
Avaya CALA Inc.	Delaware
Avaya Canada Corp.	Canada
Avaya Capital Ireland	United Kingdom
Avaya Chile Limitada	Chile
Avaya (China) Communications Co., Ltd.	People’s Republic of China
Avaya CIS	Russian Federation
Avaya Communicacion Espana, S.L.U.	Spain
Avaya Communication de Colombia S.A.	Colombia
Avaya Communication de Mexico S.A. de C.V.	Mexico
Avaya Communication Israel Ltd.	Israel
Avaya Croatia	Croatia
Avaya Cyprus Investments Limited	Cyprus
Avaya Czech Republic s.r.o.	Czech Republic
Avaya Denmark ApS	Denmark
Avaya Deutschland GmbH	Germany
Avaya ECS Limited	United Kingdom
Avaya EMEA Ltd.	Delaware
Avaya Finance GmbH & Co KG	Germany
Avaya France SAS	France
Avaya GCM Sales Limited	Ireland
Avaya German Holdco GmbH	Germany
Avaya Germany GmbH	Germany
Avaya (Gibraltar) Investments Limited	Gibraltar
Avaya GlobalConnect Ltd.*	India
Avaya GmbH & Co. KG	Germany
Avaya Holding EMEA B.V.	Netherlands

Avaya Holdings LLC	Delaware
Avaya Holdings Ltd.	Bermuda
Avaya Holdings Two, LLC	Delaware
Avaya Hong Kong Company Ltd.	Hong Kong
Avaya Hungary Ltd.	Hungary
Avaya India Pvt. Limited	India
Avaya Integrated Cabinet Solutions Inc.	Delaware
Avaya International Enterprises Limited	Luxembourg
Avaya International LLC	Delaware
Avaya International Sales Limited	Ireland
Avaya Ireland Limited	Ireland
Avaya Italia S.p.A	Italy
Avaya Japan Ltd.	Japan
Avaya Korea Ltd.	Korea
Avaya Licensing LLC	Delaware
Avaya Limited	United Kingdom
Avaya Luxembourg Holdings SARL	Luxembourg
Avaya Luxembourg Investments S.a.r.l	Luxembourg
Avaya Macau Limitada	China
Avaya (Malaysia) Sdn. Bhd.	Malaysia
Avaya Management GmbH	Germany
Avaya Management Services Inc.	Delaware
Avaya (Mauritus) Ltd.	Mauritus
Avaya Nederland B.V.	Netherlands
Avaya Panama Ltda.	Panama
Avaya Peru S.R.L.	Peru
Avaya Philippines Inc.	Philippines
Avaya Poland Sp. z.o.o.	Poland
Avaya Puerto Rico, Inc.	Puerto Rico
Avaya Singapore Pte. Ltd.	Singapore
Avaya Slovakia s.r.o.	Slovak Republic
Avaya Slovenia ddo	Slovenia
Avaya Sweden AB	Sweden
Avaya Switzerland GmbH	Switzerland
Avaya Technology LLC	Delaware
Avaya—Tenovis Management GmbH	Germany

Avaya—Tenovis Service GmbH	Germany
Avaya UK	United Kingdom
Avaya UK Holdings Limited	United Kingdom
Avaya Venezuela S.R.L.	Venezuela
Avaya World Services Inc.	Delaware
Comergo GmbH	Germany
GlobalConnect Australia Pvt. Ltd.	Australia
Monterey Acquisition Corp.	Delaware
Mosaix Ltd.	United Kingdom
Network Alchemy Ltd.	United Kingdom
3102455 Nova Scotia Company	Canada
Nimcat Networks Partnership*	Canada
Octel Communications LLC	Delaware
Octel Communications Ltd.	United Kingdom
Octel Communications Services Ltd.	United Kingdom
P.T. Avaya Indonesia	Indonesia
Rhetorex Europe Ltd.	United Kingdom
Soundlogic Acquisition ULC	Canada
Spectel Ltd.	Ireland
Spectel Operations Ltd.	Ireland
Spectel Research Ltd.	Ireland
Spectel Systems Ltd.	Ireland
Spectel UK Limited	United Kingdom
Technology Corporation of America, Inc.	Delaware
Tenovis Comergo GmbH	Germany
Tenovis Direct GmbH*	Germany
Tenovis France S.A.S.	France
Tenovis Netherlands B.V.	Netherlands
Tenovis Newtel s.r.l.	Italy
Tenovis S.A.S.	France
Tenovis s.r.l., Italy	Italy
Tenovis Telecom Frankfurt GmbH & Co. KG	Germany
VPNet Technologies, Inc.	Delaware
Agile Software NZ Limited*	New Zealand

*                    owns less than 100%